EXHIBIT 99.3

EXECUTION VERSION

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of April 29, 2020, is by and among Elliott Management Corporation, a Delaware corporation, Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (each, an “Elliott Party,” and together, the “Elliott Parties”), and Nielsen Holdings plc, a public limited company incorporated under the laws of England and Wales with registration number 09422989, whose registered office is at Nielsen House, John Smith Drive, Oxford, OX4 2WB (the “Company”).  In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Elliott Parties and the Company agree as follows:

New Director Appointment; Formation of Finance Committee

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(a)New Director Appointment.  As promptly as practicable following the Company’s 2020 Annual General Meeting of Shareholders (the “2020 Annual Meeting”), the Board of Directors of the Company (the “Board”) shall take such actions as are necessary to increase the size of the Board and appoint Jonathan F. Miller (the “New Director”) as a new member of the Board.

(b)New Director Agreements, Arrangements and Understandings.  Each of the Elliott Parties agrees that neither it nor any of its Affiliates (as defined below) (a) will pay any compensation to the New Director (including any Replacement New Director (as defined below)) for such person’s service on the Board or any committee thereof or (b) will have any agreement, arrangement or understanding, written or oral, with the New Director (including any Replacement New Director) regarding such person’s service on the Board or any committee thereof (including pursuant to which such person will be compensated for his or her service as a director on, or nominee for election to, the Board or any committee thereof).

(c)Replacement New Director.  If the New Director (or any Replacement New Director) is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason prior to the expiration of the Cooperation Period (as defined below), and at such time the Elliott Parties (together with their Affiliates) beneficially own a “net long position” (as defined in Rule 14e-4 under the Exchange Act (as defined below)) of, or have aggregate net long economic exposure to, at least 3.0% (the “Minimum Ownership Threshold”) of the then outstanding Company Ordinary Shares (as defined below), as promptly as practicable, the Elliott Parties and the Company will cooperate to select, and the Company will appoint, a substitute director mutually acceptable to the Company and the Elliott Parties (the “Replacement New Director”) to serve as a director of the Company for the remainder of the New Director’s term, which Replacement New Director will be a Qualified Candidate.  Effective upon the appointment of the Replacement New Director to the Board, such Replacement New Director will be considered the New Director for all purposes of this Agreement.  In the event that the Elliott Parties seek to exercise their rights under this Section 1(c), the Elliott Parties shall certify in writing to the Company that their (together with their Affiliates) beneficial ownership of, or aggregate economic exposure to, Company Ordinary Shares satisfies the Minimum Ownership Threshold as of the proposed time of any such exercise.  The Company’s obligations under this Section 1(c) shall terminate as a nonexclusive remedy for any material breach of this Agreement (including Section 2) by any Elliott Party upon five (5) business days’ written notice by the Company to the Elliott Parties if such breach has not been cured within such notice period, provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.

(d)New Director Information.  As a condition to any Replacement New Director’s appointment to the Board, such Replacement New Director will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to appropriate background checks, in each case, to the extent consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board.

(e)Company Policies.  The parties hereto acknowledge that the New Director (and any Replacement New Director), upon appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, fees and reimbursement of expenses, as are applicable to all Independent directors of the Company.

(f)Finance Committee.  As promptly as practicable following the date hereof, the Board shall take such actions as are necessary to establish a Finance Committee of the Board (the “Finance Committee”), which shall initially consist of the following members: the Chairman of the Board as of the date hereof (who shall serve as the Chairman of the Finance Committee); three other Independent directors of the Company selected by the Board; and the New Director, from and after his appointment to the Board. The charter of the Finance Committee shall be in the form attached to this Agreement as Exhibit A.  Any amendment to such charter during the Cooperation Period will require the consent of the Elliott Parties, and the Finance Committee will remain in place at least until the Separation (as defined below).

Cooperation

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(a)Non-Disparagement.  Each of the Elliott Parties and the Company agrees that, from the date of this Agreement until the Expiration Time (as defined below) (such period, the “Cooperation Period”), the Company and each Elliott Party shall refrain from making, and shall cause its respective Affiliates and its and their respective principals, directors, members, general partners, officers and employees to refrain from making any ad hominem attack on or other statement that disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of (A) in the case of any such statements by any of the Elliott Parties or their related parties: the Company and its Affiliates or any of its or their current or former officers, directors or employees, and (B) in the case of any such statements by the Company or its related parties: the Elliott Parties and their Affiliates or any of their current or former principals, directors, members, general partners, officers or employees, in each case including (x) in any statement, document or report filed with, furnished or otherwise provided to the SEC (as defined below) or any other governmental or regulatory agency, (y) in any press release or other publicly available format or (z) to or through any journalist or member of the media (including, in a television, radio, newspaper or magazine interview or podcast, Internet or social media communication), shareholder, sell-side or buy-side analyst or other person; provided, however, that any unpremeditated, private, informal remark to any person that is not part of any coordinated communication or campaign, and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Section 2(a), will not be deemed a breach of this Section 2(a). The foregoing shall not (x) restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (y) apply to any private communications among the Elliott Parties and their Affiliates and Representatives (in their capacity as such), on the one hand, and among the Company and its Affiliates and Representatives (in their capacity as such), on the other hand.

(b)Voting of the Elliott Parties’ Shares.  During the Cooperation Period, each Elliott Party will cause all of the outstanding ordinary shares, €0.07 nominal value per share, of the Company (“Company Ordinary Shares”) that such Elliott Party or any of its Affiliates has the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders of the Company or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting, (w) in favor of each director nominated and recommended by the Board for election at the 2020 Annual Meeting or, if applicable, any other meeting of shareholders of the Company during the Cooperation Period, (x) against any shareholder nominations for director that are not approved and recommended by the Board for election at any such meeting or through any such written consent, (y) against any proposals or resolutions to remove any member of the Board and (z) in accordance with recommendations by the Board on all other proposals or business that may be the subject of shareholder action at such meetings or written consents; provided, however, that the Elliott Parties and their Affiliates shall be permitted to vote in their sole discretion on any proposal related to any Extraordinary Transaction (as defined below).

(c)Standstill.  During the Cooperation Period, each Elliott Party will not, and will cause its controlling and controlled Affiliates and its and their respective Representatives acting on their behalf (collectively with the Elliott Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation or authorization by the Company or the Board:

(i)acquire, or offer or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of, any Voting Securities, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Elliott Parties (together with their Affiliates) having beneficial ownership of more than 9.9% of the Company Ordinary Shares outstanding at such time;

(ii)(A) call or seek to call (publicly or otherwise), alone or in concert with others, an extraordinary general meeting of the Company’s shareholders or action by written consent (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in Section 1, (C) make or be the proponent of any shareholder proposal to the Company, (D) seek, alone or in concert with others (including through any “withhold” or similar campaign), the removal of any member of the Board or (E) conduct a referendum of shareholders of the Company; provided that nothing in this Agreement will prevent the Elliott Parties or their Affiliates from taking actions in furtherance of identifying any Replacement New Director;

(iii)make any request for stock list materials or other books and records of the Company or any of its subsidiaries under any statutory or regulatory provisions providing for shareholder access to books and records;

(iv)engage in any “solicitation” (as such term is used in the proxy rules promulgated under the Exchange Act excluding, for the avoidance of doubt, carve-outs relating to solicitations of ten or fewer shareholders) of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(v)make any offer or proposal with respect to any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably require public disclosure by the Company or any of the Elliott Parties (it being understood that (x) the Separation shall not be considered an Extraordinary Transaction and (y) the foregoing shall not restrict the Restricted Persons from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other shareholders of the Company);

(vi)make any public proposal with respect to any change in the capitalization, stock repurchase programs, dividend policy, Board, management or corporate structure of the Company or any of its subsidiaries, except for such statements that are consistent with the Press Release (as defined below) or the provisions of this Agreement;

(vii)knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote, any Voting Securities, or (B) in conducting any type of referendum relating to the Company (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Agreement);

(viii)form, join or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any Voting Securities, other than solely with Affiliates of the Elliott Parties with respect to Voting Securities now or hereafter owned by them;

(ix)enter into a voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely with Affiliates of the Elliott Parties or (C) granting proxies in solicitations approved by the Board;

(x)engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company and would, in the aggregate or individually, result in the Elliott Parties ceasing to have a “net long position” in the Company;

(xi)sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Company Ordinary Shares held by a Restricted Person to any third party;

(xii)institute, solicit or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (A) bringing litigation to enforce any provision of this Agreement instituted in accordance with and subject to Section 10, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement (including the Press Release), (D) exercising statutory appraisal rights or (E) responding to or complying with validly issued legal process;

(xiii)enter into any negotiations, agreements or understandings with any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 2(c); or

(xiv)make any request or submit any proposal to amend or waive the terms of this Agreement (including this clause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal by the Company or any of the Restricted Persons;

provided, that the restrictions in this Section 2(c) shall terminate automatically upon the earliest of (i) as a nonexclusive remedy for any material breach of this Agreement by the Company (including, without limitation, a failure to appoint the New Director to the Board or the Finance Committee in accordance with Section 1 or a failure to issue the Press Release in accordance with Section 3) upon five (5) business days’ written notice by any of the Elliott Parties to the Company if such breach has not been cured within such notice period, provided that the Elliott Parties are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period, (ii) the Company’s entry into (x) a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person of more than 50% of the Voting Securities or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company during the Cooperation Period or (y) one or more definitive agreements providing for a transaction or series of transactions which would in the aggregate result in the Company issuing to one or more Third Parties at least 5% of the outstanding Company Ordinary Shares immediately prior to such issuance(s) (including in a PIPE, convertible note, convertible preferred security or similar structure) on an as-converted basis during the Cooperation Period; (iii) the commencement of any tender or exchange offer (by any person other than the Elliott Parties or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person of more than 50% of the Voting Securities, where the Company files with the SEC a Schedule 14D-9 (or any amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (provided that nothing herein will prevent the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer); (iv) such time as the Company determines it is no longer pursuing the Separation, or the Company, its Affiliates or its or their Representatives acting on behalf of the Company, makes any public statement that the Company does not intend to complete the Separation; and (v) the adoption by the Board of any amendment to the Company’s articles of association (the “Articles of Association”), as in effect on the date hereof, that would reasonably be expected to impair the ability of a shareholder to submit nominations of individuals for election to the Board or shareholder proposals in connection with any shareholder meeting to be held after the 2020 Annual Meeting.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including but not limited to the restrictions in this Section 2(c)) will prohibit or restrict any of the Restricted Persons from (A) making any public or private statement or announcement with respect to any Extraordinary Transaction (other than the Separation) that is publicly announced by the Company or a Third Party, (B) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such person from whom information is sought (so long as such process or request did not arise as a result of discretionary acts by any Restricted Person), (C) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, or (D) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company.

(d)Private Communications.  Notwithstanding anything to the contrary contained in this Agreement, during the Cooperation Period, the Elliott Parties and their Affiliates are not prohibited from initiating and holding private communications regarding any matter with the Company’s directors, Chief Executive Officer, Chief Financial Officer, Chief Executive Officer of the Company’s Global Connect business, Chief Legal and Corporate Affairs Officer and Senior Vice President of Investor Relations, in each case, only so long as such private communications would not reasonably be expected to require any public disclosure thereof by the Company or the Elliott Parties.  Each Elliott Party acknowledges and agrees that the directors of the Company may engage in discussions with the Elliott Parties and their Affiliates only subject to, and in accordance with, their respective fiduciary duties and other obligations to the Company and the Company Policies.

(e)Investor Day.  Prior to the consummation of the separation of the Company’s Global Connect business (the “Separation”), the Company will hold an “Investor Day” during which the Company will present its go-forward operating plan and updated business strategy and financial information to the Company’s ordinary shareholders.

Public Announcement

.  Not later than 8:30 a.m. Eastern Time on April 30, 2020, the Company shall (x) issue a press release in the form attached to this Agreement as Exhibit B (the “Press Release”) and (y) file a Current Report on Form 8-K with this Agreement and the Press Release as exhibits, which shall be in form and substance reasonably acceptable to the Company and the Elliott Parties (for the avoidance of doubt, nothing herein shall prohibit the Company from complying with its obligation to file such Current Report by the deadline therefor); provided, however, that if the Company is unable to file such Current Report on Form 8-K by such time due to circumstances outside its control, it shall make such filing as promptly as practicable thereafter (and in any event within 24 hours).  Neither of (i) the Company or any of its Affiliates or (ii) the Elliott Parties or any of their Affiliates shall make any public statement regarding the subject matter of this Agreement or the matters set forth in the Press Release prior to the issuance of the Press Release.  Neither the Company nor the Elliott Parties, nor any of their respective Affiliates, will issue a press release in connection with this Agreement, other than the Press Release.

Information Sharing Agreement

.  Concurrently with execution of this Agreement, the Company is entering into a letter agreement with Elliott Management Corporation (the “Information Sharing Agreement”) with respect to potential meetings with the Company and the potential sharing of confidential information, and various confidentiality and other obligations relating thereto.

Representations and Warranties of the Company

.  The Company represents and warrants to the Elliott Parties as follows:  (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Representations and Warranties of the Elliott Parties

.  Each Elliott Party represents and warrants to the Company as follows: (a) such Elliott Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Elliott Party, constitutes a valid and binding obligation and agreement of such Elliott Party and is enforceable against such Elliott Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such Elliott Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Elliott Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Elliott Party is a party or by which it is bound; and (d) as of the date of this Agreement, the Elliott Parties and their Affiliates collectively have aggregate economic exposure to 45,932,965 Company Ordinary Shares.

Definitions

.  For purposes of this Agreement:

(a)the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and the Elliott Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that with respect to the Elliott Parties, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Elliott Parties or their Affiliates;

(b)the terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner of all shares of the Company’s authorized share capital which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s authorized share capital which such person or any of such person’s Affiliates has or shares the right to vote or dispose;

(c)the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

(d)the term “Expiration Time” means the close of business on the earlier of (i) the date of consummation of the Separation and (ii) December 31, 2020.

(e)the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors;

(f)the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(g)the term “Qualified Candidate” shall mean an individual who (i) qualifies as Independent, (ii) is not an employee, officer, director, general partner, manager or other agent of an Elliott Party or of any Affiliate of an Elliott Party, (iii) is not a limited partner, member or other investor (unless such investment has been disclosed to the Company) in any Elliott Party or any Affiliate of an Elliott Party, (iv) does not have any agreement, arrangement or understanding, written or oral, with any Elliott Party or any Affiliate of an Elliott Party regarding such person’s service as a director of the Company, and (v) meets all other qualifications required for service as a director set forth in Articles of Association and the Company’s Corporate Governance Guidelines;

(h)the term “Representatives” means a party’s directors, members, general partners, managers, officers, employees, agents and other representatives;

(i)the term “SEC” means the U.S. Securities and Exchange Commission;

(j)the term “Third Party” means any person that is not a party to this Agreement or a controlling or controlled Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(k)the term “Voting Securities” means the Company Ordinary Shares and any other Company securities entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that as pertains to any obligations of the Elliott Parties or any Restricted Persons hereunder (including under Section 2(b) and (c)), “Voting Securities” will not include any securities contained in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company.

Notices

.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below, or (b) if given by any other means, when actually received during normal business hours at the address specified in this Section 8:

if to the Company:

Nielsen Holdings plc

85 Broad Street

New York, New York 10004

Attention:  General Counsel

Email:  george.callard@nielsen.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  Steven A. Rosenblum, Esq.

Sabastian V. Niles, Esq.

Raaj S. Narayan, Esq.
Email:SARosenblum@wlrk.com

SVNiles@wlrk.com

RSNarayan@wlrk.com

if to the Elliott Parties:

Elliott Management Corporation

Elliott Investment Management L.P.

Elliott Associates, L.P.

Elliott International, L.P.

40 West 57th Street

New York, New York 10019

Attention:  Jesse Cohn

Marc Steinberg

Email:  jcohn@elliottmgmt.com

      msteinberg@elliottmgmt.com

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention:  Steve Wolosky

Kenneth Mantel

Email:  swolosky@olshanlaw.com

kmantel@olshanlaw.com

Expenses

.  All fees, costs and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs or expenses.

Specific Performance; Remedies; Venue

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(a)The Company and the Elliott Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the Company and the Elliott Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.  FURTHERMORE, THE COMPANY AND EACH ELLIOTT PARTY AGREES (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO SEEK INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.  THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE (EXCEPT THAT MATTERS RELATING TO THE DUTIES OF THE MEMBERS OF THE BOARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES).

(b)The Company and each Elliott Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in such courts, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

Severability

.  If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

Termination

.  This Agreement will terminate upon the expiration of the Cooperation Period.  Upon such termination, this Agreement shall have no further force and effect.  Notwithstanding the foregoing, Sections 7, 8, 9, 10, 11, 12, 14 (solely with respect to the provisions that survive termination of this Agreement), 15, 16, 17 and 18 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

Counterparts

.  This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

Affiliates

.  Each of the Elliott Parties agrees that it will cause its Affiliates and their respective Representatives to comply with the terms of this Agreement applicable to such persons.

No Third-Party Beneficiaries

.  This Agreement is solely for the benefit of the Company and the Elliott Parties and is not enforceable by any other persons.  No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.

No Waiver

.  No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

Entire Understanding

; Amendment.  This Agreement and the Information Sharing Agreement (and agreements referred to therein) contain the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.  This Agreement may be amended only by an agreement in writing executed by the Company and the Elliott Parties.

Interpretation and Construction

.  The Company and each Elliott Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Elliott Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

ELLIOTT PARTIES

ELLIOTT MANAGEMENT CORPORATION

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INVESTMENT MANAGEMENT, L.P.

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Hambledon, Inc., its General Partner
By:	Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
	Name:	Elliot Greenberg
	Title:	Vice President

*  *  *  *

[Signature Page to Cooperation Agreement]

THE COMPANY

NIELSEN HOLDINGS PLC

By:	/s/ George Callard
Name:	George Callard
Title:	Chief Legal Officer

[Signature Page to Cooperation Agreement]

Exhibit A

NIELSEN HOLDINGS PLC

FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE AND RESPONSIBILITIES

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) shall provide assistance to the Board and management of the Company by, among other things, reviewing and providing advice with respect to:

A.

The Company’s strategic and operational plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments; the Company’s annual and long-term financial plans; and the Company’s capital spending plans;

B.	The Company’s capital structure, including potential issuances of debt and equity securities, credit agreements, and other financing transactions;

C.	Any significant financial exposures or contingent liabilities, hedging and other financial risk management strategies, and the Company’s relationships with credit rating agencies;

D.	Employee benefit and pension plan policies, administration and performance;

E.	Dividend policy and share repurchases;

F.	Tax strategy and planning;

G.	The separation of the Company’s Global Connect business;

H.

An investor day in advance of the separation of the Global Connect business, to present the Company’s strategy, operating plan and related matters to shareholders, to be held at such time as determined appropriate by the Board; and

I.	Such other topics as the Board may deem appropriate.

II.	STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of five members of the Board, which shall initially include James Attwood, Jon Miller and three other directors selected by the Board.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation,

removal, disqualification or death. The members of the Committee may, at any time, be removed, with or without cause, by action of the Board.

Chairperson

The initial chairperson of the Committee (the “Chairperson”) shall be James Attwood.  Any successor Chairperson may be selected by the Board or by majority vote of the full Committee membership. The Chairperson is expected to chair all regular sessions of the Committee and be responsible for setting the agendas for Committee meetings (in consultation with management, as appropriate). In the absence of the Chairperson, the Committee shall select another member to preside.

III.	MEETINGS

The Committee shall meet periodically as circumstances dictate. The Chairperson or any two members of the Committee may call meetings of the Committee.  Meetings of the Committee may be held telephonically.

All directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director or member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

A majority of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

IV.	MINUTES AND REPORTS TO THE BOARD

The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings, including the Committee’s actions, conclusions and recommendations and such other matters as required by this charter or as the Board shall from time to time specify.  Reports to the Board may take the form of oral reports by the Chairperson or by any other member of the Committee designated by the Committee to give such report.

V.	ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall periodically review and reassess the adequacy of this Charter and recommend to the Board any proposed changes to this Charter that the Committee considers necessary or appropriate. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Effective Date:  [l], 2020

Exhibit B

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Laura Nelson, +1 203 563 2929

Nielsen to Appoint Jonathan Miller to Board of Directors

Forming Finance Committee of the Board

Enters into Information Sharing and Cooperation Agreements with Elliott Management

NEW YORK, NY – April 30, 2020 — Nielsen (NYSE: NLSN) (the “Company”) announced today that it plans to appoint digital media veteran Jonathan Miller to the Company's Board of Directors following the Company’s Annual General Meeting of Shareholders scheduled for May 12, 2020. The Company expects the appointment to be effective in June. The Company’s Board will also form a Finance Committee whose responsibilities include overseeing the Company’s strategic, capital and financial plans, including the separation of the Company’s Global Connect business and the Company’s go-forward strategy.

In addition, to facilitate continuing engagement and collaboration with one of its largest shareholders, Nielsen entered into Information Sharing and Cooperation Agreements with Elliott Management Corporation ("Elliott"), owner of a 13% economic interest in Nielsen. The agreements will allow Elliott to access certain confidential information at Elliott’s request and to continue to engage with members of the Company’s senior management team and Board. The agreements also provide for the appointment of Mr. Miller, the formation of the Finance Committee, and customary standstill, voting and other provisions.  The Cooperation Agreement will be filed as an exhibit to the Company’s Current Report on Form 8-K.

A 30-year veteran of the digital media industry, Miller’s career has included senior roles at News Corporation, Viacom, AOL and NBA Entertainment. As Chief Digital Officer, Chairman and CEO of News Corporation’s Digital Media Group, Miller drove the company’s overall digital strategy including Fox Interactive Media and Hulu. During his tenure as Chairman and CEO of AOL, Miller led the company’s transformation, including the acquisition of Advertising.com. Currently, he serves as the CEO of Integrated Media Co. and a Senior Advisor at Advancit Capital focusing on investments in companies at the intersection of media, technology and entertainment. Miller is a recipient of the inaugural Vanguard Award from the International Emmy Association, the Hollywood Power Player of the Year from the Hollywood Reporter and the inaugural Pioneer Prize from the Producers Guild of America.

"Jon brings deep experience as a leader of global media businesses and a driver of digital innovation and growth. We are confident he will add significant value to our Board of Directors. Jon marks the fourth new board member we have welcomed in the last six months as we prepare for the separation of Connect and ensure we have the right capabilities to execute on our strategic plans and increase value for our company and shareholders. We are also pleased to form a new Finance Committee. We have planned for this for some time, and with our expanded Board, we are now in a position to execute on this goal," said James Attwood, Chairman of the Board, Nielsen.

Chief Executive Officer David Kenny said, “Amidst a challenging environment around the world, we remain focused on executing our strategy to drive the next phase of growth over the long-term. Jon is a visionary leader and innovator, and I look forward to his contribution.” Kenny added, “In addition to our regular quarterly communication cadences, we plan to provide further detail on Nielsen’s strategies and opportunities during an investor day prior to the separation of Connect.”

"Nielsen plays a fundamentally important role in the global digital media and consumer packaged goods ecosystem. I believe the company is well-positioned to capture the many growth opportunities ahead in both Media and Connect as they continue to evolve. I look forward to joining the board during this pivotal time," said Miller.

“Elliott believes that Nielsen is significantly undervalued, and we have increased our economic stake in the Company to 13% given our conviction in the value opportunity. We have had collaborative engagement with Nielsen over the past two years, and today’s agreement allows us to further this engagement,” said Elliott Partner Jesse Cohn. “We believe that the addition of Jon and the formation of a Finance Committee to help oversee the separation of Global Connect and the development of a plan to drive increased growth and profitability for Nielsen’s Global Media business represent critical steps toward unlocking the value-creation potential that we believe exists at Nielsen.”

Finance Committee

The Finance Committee will be a standing committee and will meet regularly to oversee the Company’s strategic, capital and financial plans, among other matters. Under the scope, the Committee will oversee the separation of Global Connect. In addition, the Committee will oversee the strategic and operating plan for Global Media.

The Finance Committee will be chaired by Jim Attwood and will include Mr. Miller following his appointment to the Board, as well as three other independent directors. The Charter of the Finance Committee is an exhibit to the Cooperation Agreement to be filed with the Company’s Current Report on Form 8-K.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media, the arbiter of truth for media markets, provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow.

Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what's happening now, what's happening next, and how to best act on this knowledge.

An S&P 500 company, Nielsen has operations in over 100 countries, covering more than 90% of the world's population. For more information, visit www.nielsen.com.